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                                                                   EXHIBIT 23(A)



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-25861) and related Prospectus of Bowne & Co., Inc. for the registration of 30,000 shares of its Common Stock and to the incorporation by reference therein of our report dated March 4, 1998, with respect to the consolidated financial statements and schedule of Bowne & Co., Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997.



                                          Ernst & Young LLP



New York, New York


August 13, 1998